Exhibit 10.2

SABRE COMMUNICATIONS HOLDINGS, INC.

STOCK OPTION

A.             A STOCK OPTION for a total of                  shares of Common Stock, par value $0.01, of Sabre Communications Holdings, Inc., a Delaware corporation (herein the “Corporation”) is hereby granted to                                                            (herein the “Optionee”), subject in all respects to the terms and provisions of the Stock Option Plan (herein the “Plan”), dated May 10, 2006, which has been adopted by the Corporation and which is incorporated herein by reference.

B.               The option price is                      per share.

C.               The shares available under this Stock Option shall vest pursuant to the terms of the Plan. Twenty percent (20%) of the options vest as of the date of this grant and the remaining shares vest at 20% per year.

D.              The Common Stock to be issued upon exercise of this Option shall be restricted stock, subject to all provisions, including those pertaining to prohibition on transferability and repurchase as set forth in the Plan.

E.                This Option may not be exercised if the issuance of shares of Common Stock of the Corporation upon such exercise would constitute a violation of any applicable Federal or State securities or other law or valid regulation.  As a condition to the exercise of this Option, Optionee shall represent to the Corporation that the shares of Common Stock of the Corporation that are acquired under this Option are being acquired by Optionee for investment and not with a present view to distribution or resale, unless counsel for the Corporation is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

F.                This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by him.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

G.               This Option may not be exercised more than ten (10) years form the date of its grant, and may be exercised during such term only in accordance with the terms of the Plan.

Date of Option Grant:                                  , 200      SABRE COMMUNICATIONS HOLDINGS, INC.

ATTEST:	By

Title

The Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof.  The Optionee hereby accepts this Option subject to all the terms and provisions of the Plan.  The Optionee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board of Directors and, where applicable, the Stock Option Plan Committee, upon any questions arising under the Plan.  As a condition to the issuance of shares of Common Stock of the Corporation under this Option, the Optionee authorizes the Corporation to withhold in accordance with applicable law from any regular cash compensation payable to him any taxes required to be withheld by the company under Federal, State, or Local law as a result of his exercise of this Option.

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Optionee Signature	Date